Exhibit 99.1

STOCK PURCHASE AGREEMENT

by and among

TAURUS INVESTMENTS S.A.

AND

THE PURCHASERS NAMED HEREIN

Dated December 13, 2004

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated December 13, 2004 (this “Agreement”), is made by TAURUS INVESTMENTS S.A., a company incorporated in the Grand Duchy of Luxembourg (the “Seller”), on the one hand, and each of the parties that is a signatory hereto (each, a “Purchaser”, and together, the “Purchasers”), on the other hand.

WHEREAS, the Seller is the registered holder of 25,060,725 issued and outstanding common shares, without par value (the “Company Shares”), of Terra Industries Inc., a corporation incorporated in the State of Maryland, United States of America (the “Company”); and

WHEREAS, the Seller desires to sell the Company Shares and each of the Purchasers desires to purchase certain of the Company Shares.

NOW, THEREFORE, in consideration of the premises, warranties, covenants and agreements contained herein, the parties agree as follows:

1. Purchase and Sale. Subject to the terms and conditions of this Agreement, the Seller shall sell, transfer and assign to each Purchaser, and such Purchaser shall purchase from the Seller, such number of Company Shares as are set forth next to such Purchaser’s name on the applicable signature page at the end of this Agreement (such Company Shares, the “Purchased Shares”) at a price of US$7.50 per Company Share (the aggregate price for the Purchased Shares purchased by each Purchaser, the “Purchase Price”), upon the terms set forth in this Agreement (each such transaction, the “Purchase”, and such transactions collectively, the “Purchases”).

2. Several Nature of Obligations. The obligations of the Purchasers in this Agreement are several and not joint. Breach or default by any Purchaser of any of its obligations hereunder shall not relieve any other Purchaser of any of its obligations hereunder.

3. Condition Precedent to the Purchase.

(a) The obligations of the Seller to complete the Purchases are subject to the condition that Lazard Frères & Co. LLC (“Lazard”) shall have executed and delivered to the Seller a certificate in form and substance satisfactory to the Seller describing the procedures that Lazard followed in connection with the Purchases.

(b) The obligations of each Purchaser to complete its Purchase are subject to the condition that the Company have executed and delivered to such Purchaser a Registration Rights Agreement for the benefit of such Purchaser containing in all material respects the terms and conditions set forth in Exhibit A.

4. Closing and Delivery of Purchased Shares. The closing of the several transactions constituting the purchase and sale of the Purchased Shares (the “Closing”) shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at 10:00 a.m. on December 20, 2004. One or more share certificates representing not less than the number of Purchased Shares to be sold to each Purchaser under this Agreement, accompanied by an instrument of transfer to such Purchaser, shall be delivered by or on behalf of the Seller to such Purchaser at the Closing, against payment of the Purchase Price therefor by wire transfer of United States dollars in immediately available funds to the account of Lazard as set forth in Exhibit B or such other bank account of the Seller or any of its affiliates designated by the Seller in writing no later than the Business Day immediately preceding the Closing Date. “Business Day” means any day other than (a) a Saturday, Sunday or legal holiday in New York City or London, or (b) a day on which the commercial banks in New York City or London are authorized or required by law or executive order to close.

The Seller and each Purchaser agree that if the share certificates delivered hereunder represent a number of Company Shares greater than the number purchased by such Purchaser under this Agreement, the Seller and such Purchaser shall use best efforts to ensure that share certificates representing the number of Purchased Shares purchased by such Purchaser will be issued to such Purchaser, and that such Purchased Shares shall be the sole property of such Purchaser, and that any Company Shares represented by the share certificates delivered at the Closing that are in excess of the number of Purchased Shares purchased by such Purchaser remain the sole property of the Seller.

5. Representations and Warranties of Seller. The Seller represents and warrants to each Purchaser that:

(a) The Seller is an entity duly organized and validly existing under the laws of the Grand Duchy of Luxembourg and has the requisite power and authority, and has taken all actions necessary, to execute, deliver and perform its obligations under this Agreement. This Agreement is a valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The execution and delivery of this Agreement, the compliance by the Seller with all the provisions of, and the performance by the Seller of its obligations under, this Agreement, and the consummation of the transactions contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the constitutive documents of the Seller, (ii) any instrument, contract or other agreement to which the Seller is a party or by which the Seller is bound or to which any of its properties or assets may be bound or subject, in each case, the breach or violation of which or default under which would be reasonably expected to have a material adverse effect on the ability of the Seller to comply with its obligations hereunder, or (iii) any law or statute or any order, rule or regulation of any court or governmental agency or body or any stock exchange authority or self-regulatory organization (each, a “Governmental Authority”), in each case having jurisdiction over the Seller or any of its subsidiaries or any of their properties; and, other than the filing of a Form 4 and a Schedule 13D under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the Seller or an affiliate thereof, no consent, approval, authorization, order, registration, clearance or qualification or notification of, with or to any Governmental Authority is required for the sale and delivery of the Purchased Shares being sold by the Seller to such Purchaser under this Agreement;

(b) The Seller is, and immediately prior to delivery of such Purchased Shares to such Purchaser will be, the true, lawful and sole record owner of such Purchased Shares, and has and will have valid title to such Purchased Shares, free and clear of all liens, encumbrances, equities or claims, and such Purchaser, when such Purchased Shares are delivered as provided in this Agreement, will be entitled to the rights of a shareholder of the Company conferred by the Articles of Incorporation and the by-laws of the Company;

(c) Such Purchased Shares are not subject to any conflicting sale, transfer, assignment, or any agreement (other than this Agreement) to assign, convey, or transfer, in whole or in part, any of such Purchased Shares, and upon consummation of such Purchase, such Purchaser will receive valid title to such Purchased Shares, free and clear of any encumbrance, liens, claims, charges, security interests, or other interests of others;

(d) There are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject that, if determined adversely to the Seller, would individually or in the aggregate have a material adverse effect on the Seller’s ability to perform its obligations under this Agreement, and, to the best of the Seller’s knowledge, no such proceedings are threatened or contemplated by any such Governmental Authority or threatened by others;

(e) Neither the Seller nor any person acting on its behalf has offered or sold any Purchased Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the United States Securities Act of 1933, as amended (the “Securities Act”); and

(f) The Seller is not, and after giving effect to the transactions contemplated in this Agreement will not be, a person acting together with such Purchaser or any of its affiliates within the meaning of Rule 13d-5 of the Securities Act.

6. Representations and Warranties of the Purchaser. Each Purchaser severally represents and warrants in respect of itself to the Seller that:

(a) Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all the requisite right, power and authority, and has taken all actions necessary, to execute, deliver and perform its obligations under this Agreement. This Agreement is a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The execution and delivery of this Agreement by such Purchaser, the compliance by such Purchaser with all of the provisions of, and the performance by such Purchaser of its obligations under, this Agreement and the consummation of the transactions contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the constitutive documents of such Purchaser, (ii) any instrument, contract or other agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of its properties or assets may be bound or subject, in each case, the breach or violation of which or default under which would be reasonably expected to have a material adverse effect on the ability of such Purchaser to comply with its obligations hereunder, or (iii) any law or statute or any order, rule or regulation of any Governmental Authority having jurisdiction over such Purchaser or any of its subsidiaries or any of their properties and no consent, approval, authorization, order, registration, clearance or qualification or notification of, with or to any such Governmental Authority is required for the purchase of such Purchased Shares by such Purchaser under this Agreement;

(b) There are no legal or governmental proceedings pending to which such Purchaser is a party or of which any property of such Purchaser is the subject that, if determined adversely to such Purchaser, would individually or in the aggregate have a material adverse effect on such Purchaser’s ability to perform its obligations under this Agreement, and, to the best of such Purchaser’s knowledge, no such proceedings are threatened or contemplated by any such Governmental Authority or threatened by others;

(c) Such Purchaser is (i) an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and (ii) a “qualified institutional buyer” within the meaning of Rule 144A(a) under the Securities Act;

(d) Such Purchaser is acting as a principal and not as an agent in connection with this Agreement and the transactions contemplated herein. In particular, such Purchaser is acquiring such Purchased Shares for such Purchaser’s own account as principal for investment and not with a view to or for offer or sale in connection with any distribution thereof within the meaning of the Securities Act;

(e) Such Purchaser is solely responsible for its investment and other decisions with respect to this Agreement and is not relying on the Seller or any of its affiliates in connection with any such decisions, and neither the Seller nor any such affiliate is acting as an adviser to or fiduciary of such Purchaser in connection with this Agreement;

(f) Such Purchaser has sufficient knowledge, experience and access to professional advice to make its own legal, tax, accounting, financial and other evaluation of the merits and risks of entering into this Agreement, has reviewed carefully this Agreement with its financial, legal and tax advisers and has determined that entering into this Agreement is consistent with such Purchaser’s objectives. Without limitation of the foregoing, or of any other provisions of this Agreement, such Purchaser acknowledges and understands that this Agreement may involve legal, tax and regulatory considerations that are highly dependent on facts and circumstances related to itself, that such Purchaser will have sufficient information regarding such facts and circumstances to determine the legal, tax and regulatory consequences of this Agreement and the transactions contemplated herein for such Purchaser and that it, together with its legal, tax and financial advisers, will be solely responsible for determining and evaluating such consequences and making its own independent decisions with respect to this Agreement and the transactions contemplated herein based on such determinations and evaluations and any other factors or considerations deemed relevant by such Purchaser or its advisers;

(g) Such Purchaser has sufficient information to make an informed investment decision with respect to the Purchased Shares;

(h) Such Purchaser acknowledges that the share certificates for the Purchased Shares will contain a legend substantially in the form of the legend in Exhibit C (and such legend may be removed only when the Purchased Shares have met the requirements for Transfer set forth in Section 7);

(i) Neither such Purchaser nor any person acting on its behalf has offered or sold any Company Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;

(j) Such Purchaser is not, and after giving effect to the transactions contemplated in this Agreement will not be, a person acting together with the Seller or any of its affiliates or with any other Purchaser within the meaning of Rule 13d-5 of the Securities Act; and

(k) Such Purchaser understands that the Seller and its affiliates and Lazard are relying on the truth and accuracy of these representations, and agrees that if it becomes aware that any of the representations in this Section 6 are no longer accurate, it shall promptly notify the Seller and Lazard.

7. Restrictions on Transfers. Each Purchaser acknowledges that the Purchased Shares being purchased by such Purchaser have not been registered under the Securities Act and that such Purchased Shares are being sold to such Purchaser pursuant to an exemption from registration under the Securities Act. Such Purchaser agrees that it shall not sell, transfer, assign, pledge, encumber or otherwise dispose of, including by means of any short sale or hedging or similar arrangement unless such short sale or arrangement would not violate the Securities Act, whether for value, and whether directly or indirectly, any of such Purchased Shares (such prohibited transaction, a “Transfer”), unless:

(a) A registration statement providing for the registration under the Securities Act of the Purchased Shares held by such Purchaser, that would allow for such

Transfer is declared effective by the Commission under the Securities Act, no stop order in respect thereof has been issued by the Commission and such Transfer will be valid and effective under applicable state securities laws of the United States of America;

(b) (i) The Transfer is being made pursuant to an exemption from the registration requirements of the Securities Act or is otherwise permitted by the Securities Act and (ii) such Purchaser has, prior to such Transfer, delivered to the Seller (x) an officer’s certificate or a written legal opinion of counsel, in either case addressed to the Seller and reasonably satisfactory to the Seller, stating that such Transfer is being made in accordance with an exemption from registration under the Securities Act, (y) a no-action letter from the Commission, in effect advising that the Commission will not recommend any enforcement action in relation to the Transfer, or (z) a written acknowledgment or concurrence by the Company that the Transfer is being made in accordance with an exemption from registration under the Securities Act;

(c) Such Transfer is being made to an affiliate (as defined in the Securities Act) of such Purchaser, which affiliate is otherwise (i) an “accredited investor” within the meaning of Regulation D under the Securities Act and (ii) a “qualified institutional buyer” within the meaning of Rule 144A(a) under the Securities Act; provided that such Transfer is not in violation of the Securities Act or any regulation thereunder; or

(d) The Transfer is made after the two-year anniversary of the Closing and such Transfer is being made pursuant to and in accordance with Rule 144(k) under the Securities Act.

8. Information. Each Purchaser shall give prior notice to the Seller of, and shall give the Seller the opportunity to review in advance, any filing to be made by such Purchaser relating to this Agreement or the transactions contemplated herein and the Seller shall have the right to consult with such Purchaser regarding any information relating to the Seller or its affiliates therein.

Each Purchaser shall supply such information with respect to itself, its directors, officers and shareholders and such other matters as may be reasonably necessary as the Seller may reasonably request for the purpose of preparation of any registration statement, notice, form or other documents required to be filed with any Governmental Authority.

The Seller shall supply to a Purchaser such information with respect to itself, its directors, officers and shareholders and such other matters as may be reasonably necessary as such Purchaser may reasonably request for the purpose of preparation of any registration statement, notice, form or other documents required to be filed with any Governmental Authority.

9. Confidentiality. None of the parties will, without the prior written consent of the other, directly or indirectly, make any disclosure prior to March 15, 2005 with respect to this Agreement, except (x) as may be required by applicable law or any order, rule or regulation of any Governmental Authority, (y) in such party’s financial statements to the extent required by applicable accounting rules and (z) to such party’s (i) shareholders and (ii) to the extent required by any contract, its security holders or creditors; provided, that nothing in this Section 9 shall prohibit the Seller or any if its affiliates from filing a press release describing this Agreement and the transactions contemplated hereunder. Each Purchaser acknowledges and agrees that the Seller or an affiliate thereof will be filing this Agreement as an exhibit to a form on Schedule 13D that it will be filing under the Exchange Act.

10. Further Assurances. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

11. Costs and Expenses. Each party to this Agreement shall be responsible for such party’s own expenses in connection with this Agreement.

12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and shall be delivered or sent by mail or facsimile transmission to the address or facsimile number set forth below:

(a)	to Taurus Investments S.A. at:

48 rue de Bragance, L-1255 Luxembourg

Facsimile: +352 404 110 250

Attention: Company Secretary

with a copy to Anglo American plc at:

20 Carlton House Terrace, London SW1Y 5AN, U.K.

Facsimile: +44 207 698 8755

Attention: Company Secretary

(b)	to a Purchaser, at the address or facsimile number set forth below such Purchaser’s signature on the applicable signature page at the end of this Agreement,

(c)	to Lazard at:

30 Rockefeller Plaza

New York, New York 10020

Facsimile: +1 212 632 6060

Attention: General Counsel

or to such other address, telex number or facsimile number as is notified in writing by that party to the other parties.

13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

14. Dispute Resolution. All disputes arising between the parties in connection with this Agreement, or the breach, termination, interpretation, or validity thereof, shall be finally settled by arbitration at law in Paris, France under the Rules of Arbitration of the International Chamber of Commerce and for such purpose the following shall apply: (i) any arbitration proceedings pursuant hereto shall be conducted in the English language and the arbitration tribunal shall sit in Paris, France; and (ii) each party shall designate one arbitrator and the third arbitrator shall be designated by common agreement of those two arbitrators designated by the parties, and failing such agreement within 30 days following the date on which the later of the two arbitrators was designated, the third arbitrator shall be designated by the International Chamber of Commerce. The arbitration awards rendered pursuant hereto shall be issued in writing in the English language, shall contain the arbitration decision and the reasoning supporting it and shall be final and not subject to appeal.

15. Entire Agreement. This Agreement shall constitute the binding agreement of the parties with respect to the subject matter hereof and shall constitute the entire agreement of the parties with respect to the subject matter hereof.

16. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17. Lazard. Lazard shall be entitled to rely on the representations and warranties of the parties herein as if it were a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

TAURUS INVESTMENTS S.A.

By:	/s/ Alexander F. Pace-Bonello
Name:	Alexander F. Pace-Bonello
Title:	Director

PURCHASER: BASSO MULTI-STRATEGY HOLDING FUND LTD.
Purchased Shares: 400,000
Purchase Price: US$3,000,000

By:	/s/ Howard I. Fischer
Name:	Howard I. Fischer
Title:	Authorized Signatory

PURCHASER: ANCHORAGE GLOBAL MASTER OFFSHORE LTD.
Purchased Shares: 1,000,000
Purchase Price: US$7,500,000

By:	Anchorage Advisors, LLC, its advisor
By:	Anchorage Advisors Management, L.L.C., its managing member

By:	/s/ Anthony Davis
Name:	Anthony Davis
Title:	Managing Member

PURCHASER: ANGELO GORDON – AG DOMESTIC CONVERTIBLES L.P.
Purchased Shares: 275,000
Purchase Price: US$2,062,500

By:	/s/ Fred Berger
Name:	Fred Berger
Title:	Authorized Signatory

PURCHASER: ANGELO GORDON – AG OFFSHORE CONVERTIBLES, LTD.
Purchased Shares: 575,000
Purchase Price: US$4,312,500

By:	/s/ Fred Berger
Name:	Fred Berger
Title:	Authorized Signatory

PURCHASER: AVENUE SPECIAL SITUATIONS FUND III, L.P.
Purchased Shares: 450,000
Purchase Price: US$3,375,000

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member (Authorized Signatory)

PURCHASER: AVENUE INTERNATIONAL, LTD.
Purchased Shares: 410,000
Purchase Price: US$3,075,000

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member (Authorized Signatory)

PURCHASER: AVENUE INVESTMENTS, L.P.
Purchased Shares: 140,000
Purchase Price: US$1,050,000

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member (Authorized Signatory)

PURCHASER: GM EMPLOYEES GLOBAL GROUP PENSION
Purchased Shares: 146,100
Purchase Price: US$1,095,750

By:	/s/ Roy Astrachan
Name:	Roy Astrachan
Title:	Partner

PURCHASER: BARNET PARTNERS
Purchased Shares: 132,200
Purchase Price: US$991,500

By:	/s/ Roy Astrachan
Name:	Roy Astrachan
Title:	Partner

PURCHASER: ST. ALBANS PARTNERS
Purchased Shares: 231,400
Purchase Price: US$1,735,500

By:	/s/ Roy Astrachan
Name:	Roy Astrachan
Title:	Partner

PURCHASER: YIELD STRATEGIES FUND I
Purchased Shares: 73,100
Purchase Price: US$548,250

By:	/s/ Roy Astrachan
Name:	Roy Astrachan
Title:	Partner

PURCHASER: YIELD STRATEGIES FUND II
Purchased Shares: 73,000
Purchase Price: US$547,500

By:	/s/ Roy Astrachan
Name:	Roy Astrachan
Title:	Partner

PURCHASER: BANK OF AMERICA PENSION
Purchased Shares: 146,100
Purchase Price: US$1,095,750

By:	/s/ Roy Astrachan
Name:	Roy Astrachan
Title:	Partner

PURCHASER: EQUITY OVERLAY FUND LLC
Purchased Shares: 73,100
Purchase Price: US$548,250

By:	/s/ Roy Astrachan
Name:	Roy Astrachan
Title:	Partner

PURCHASER: WINDMILL MASTERFUND LTD.
Purchased Shares: 4,500,000
Purchase Price: US$33,750,000

By:	/s/ Howard T. Kaminsky
Name:	Howard T. Kaminsky
Title:	Managing Director

PURCHASER: EQUITECT GROUP LLC
Purchased Shares: 25,000
Purchase Price: US$187,500

By:	/s/ Daniel Katzner
Name:	Daniel Katzner
Title:	Senior Director

PURCHASER: FRONTPOINT CONVERTIBLE ARBITRAGE FUND, L.P.
Purchased Shares: 20,000
Purchase Price: US$150,000

By:	FrontPoint Convertible Arbitrage II GP, LLC

By:	/s/ Arthur J. Lev
Name:	Arthur J. Lev
Title:	Authorized Signatory

PURCHASER: SPECIAL VALUE PORTFOLIO, a series of the Dreyfus Variable Investment Fund
Purchased Shares: 25,300
Purchase Price: US$189,750

By:	Jennison Associates LLC, as subadvisor for the fund

By:	/s/ Mark De Franco
Name:	Mark De Franco
Title:	Senior Vice President

PURCHASER: MAINSTAY MAP FUND, a series of the Mainstay Funds
Purchased Shares: 373,200
Purchase Price: US$2,799,000

By:	Jennison Associates LLC, as subadvisor for the fund

By:	/s/ Mark De Franco
Name:	Mark De Franco
Title:	Senior Vice President

PURCHASER: JENNISON INSTITUTIONAL OPPORTUNISTIC EQUITY FUND FOR NON-QUALIFIED TRUSTS, a series of the Prudential Trust Company Master Commingled Trust for Tax-Exempt Trusts
Purchased Shares: 7,800
Purchase Price: US$58,500

By:	Jennison Associates LLC, as subadvisor for the fund

By:	/s/ Mark De Franco
Name:	Mark De Franco
Title:	Senior Vice President

PURCHASER: ING EQUITY OPPORTUNITIES PORTFOLIO, a series of the ING Investor Trust
Purchased Shares: 240,200
Purchase Price: US$1,801,500

By:	Jennison Associates LLC, as subadvisor for the fund

By:	/s/ Mark De Franco
Name:	Mark De Franco
Title:	Senior Vice President

PURCHASER: JENNISON EQUITY OPPORTUNITY FUND, a series of the Prudential Investment Portfolios, Inc.
Purchased Shares: 759,400
Purchase Price: US$5,695,500

By:	Jennison Associates LLC, as subadvisor for the fund

By:	/s/ Mark De Franco
Name:	Mark De Franco
Title:	Senior Vice President

PURCHASER: CAPITAL APPRECIATION PORTFOLIO, a series of the Ohio National Fund, Inc.
Purchased Shares: 94,100
Purchase Price: US$705,750

By:	Jennison Associates LLC, as subadvisor for the fund

By:	/s/ Mark De Franco
Name:	Mark De Franco
Title:	Senior Vice President

PURCHASER: JMG CAPITAL PARTNERS, L.P.
Purchased Shares: 62,500
Purchase Price: US$468,750

By:	/s/ Jonathan Glaser
Name:	Jonathan Glaser
Title:	Member Manager of the GP

PURCHASER: JMG TRITON OFFSHORE FUND, LTD.
Purchased Shares: 62,500
Purchase Price: US$468,750

By:	/s/ Jonathan Glaser
Name:	Jonathan Glaser
Title:	Member Manager of the GP

PURCHASER: KING STREET CAPITAL, L.P.
Purchased Shares: 214,500
Purchase Price: US$1,608,750

By:	/s/ Brian J. Hingis
Name:	Brian J. Hingis
Title:	Managing Principal of King Street Capital Management, L.L.C., its investment manager

PURCHASER: KING STREET CAPITAL, LTD.
Purchased Shares: 435,500
Purchase Price: US$3,266,250

By:	/s/ Brian J. Hingis
Name:	Brian J. Hingis
Title:	Managing Principal of King Street Capital Management, L.L.C., its investment manager

PURCHASER: PERRY PARTNERS INTERNATIONAL, INC.
Purchased Shares: 25,783
Purchase Price: US$193,372.50

By:	/s/ Nathaniel Klipper
Name:	Nathaniel Klipper
Title:	Managing Director

PURCHASER: PERRY PARTNERS, L.P.
Purchased Shares: 9,678
Purchase Price: US$72,585

By:	/s/ Nathaniel Klipper
Name:	Nathaniel Klipper
Title:	Managing Director

PURCHASER: AUDA CLASSIC PLC
Purchased Shares: 264
Purchase Price: US$1,980

By:	/s/ Nathaniel Klipper
Name:	Nathaniel Klipper
Title:	Managing Director

PURCHASER: QVT FUND LP
Purchased Shares: 750,000
Purchase Price: US$5,625,000

By:	QVT Associates GP LLC

By:	/s/ Nicholas Brumm
Name:	Nicholas Brumm
Title:	Managing Member

PURCHASER: SAB CAPITAL PARTNERS, L.P.
Purchased Shares: 3,020,065
Purchase Price: US$22,650,487.5

By:	/s/ Norman Louie
Name:	Norman Louis
Title:	Managing Director

PURCHASER: SAB OVERSEAS FUND, LTD
Purchased Shares: 3,729,935
Purchase Price: US$27,974,512.5

By:	/s/ Norman Louie
Name:	Norman Louis
Title:	Managing Director

PURCHASER: SENECA CAPITAL LP
Purchased Shares: 800,000
Purchase Price: US$6,000,000

By:	/s/ Doug Hirsch
Name:	Doug Hirsch
Title:	Managing Member of Seneca Capital Investments, LLC, as investment advisor to Seneca Capital LP

PURCHASER: SENECA CAPITAL INTERNATIONAL LTD.
Purchased Shares: 1,700,000
Purchase Price: US$12,750,000

By:	/s/ Doug Hirsch
Name:	Doug Hirsch
Title:	Managing Member of Seneca Capital Investments, LLC, as investment advisor to Seneca Capital International Ltd.

PURCHASER: SCP DOMESTIC FUND, LP
Purchased Shares: 86,258
Purchase Price: US$646,935

By:	/s/ Kenneth Palumbo
Name:	Kenneth Palumbo
Title:	CFO

PURCHASER: SCP OVERSEAS FUND, LTD.
Purchased Shares: 523,965
Purchase Price: US$3,929,737.50

By:	/s/ Kenneth Palumbo
Name:	Kenneth Palumbo
Title:	CFO

PURCHASER: SCP EQUITY OVERSEAS FUND, LTD.
Purchased Shares: 70,575
Purchase Price: US$529,312.50

By:	/s/ Kenneth Palumbo
Name:	Kenneth Palumbo
Title:	CFO

PURCHASER: SCP EQUITY DOMESTIC FUND, LP
Purchased Shares: 69,202
Purchase Price: US$519,015

By:	/s/ Kenneth Palumbo
Name:	Kenneth Palumbo
Title:	CFO

PURCHASER: SPHINX CONVERTIBLE ARB FUND SPC
Purchased Shares: 60,995
Purchase Price: US$457,462.50

By:	/s/ George Douglas
Name:	George Douglas
Title:	CIO

PURCHASER: INSTITUTIONAL BENCHMARKS MASTER FUND LTD.
Purchased Shares: 93,335
Purchase Price: US$700,012.50

By:	/s/ George Douglas
Name:	George Douglas
Title:	CIO

PURCHASER: SSI HEDGED CONVERTIBLE MARKET NEUTRAL L.P.
Purchased Shares: 45,670
Purchase Price: US$342,525

By:	/s/ George Douglas
Name:	George Douglas
Title:	CIO

PURCHASER: DELTA PLEAIDES, LP
Purchased Shares: 118,000
Purchase Price: US$885,000

By:	Trafelet & Company, LLC (investment manager)

By:	/s/ Peter J. Hoffbauer
Name:	Peter J. Hoffbauer
Title:	Chief Operating Officer

PURCHASER: DELTA OFFSHORE, LTD.
Purchased Shares: 793,000
Purchase Price: US$5,947,500

By:	Trafelet & Company, LLC (investment manager)

By:	/s/ Peter J. Hoffbauer
Name:	Peter J. Hoffbauer
Title:	Chief Operating Officer

PURCHASER: DELTA INSTITUTIONAL, LP
Purchased Shares: 714,000
Purchase Price: US$5,355,000

By:	Trafelet & Company, LLC (investment manager)

By:	/s/ Peter J. Hoffbauer
Name:	Peter J. Hoffbauer
Title:	Chief Operating Officer

PURCHASER: DELTA ONSHORE, L.P.
Purchased Shares: 125,000
Purchase Price: US$937,500

By:	Trafelet & Company, LLC (investment manager)

By:	/s/ Peter J. Hoffbauer
Name:	Peter J. Hoffbauer
Title:	Chief Operating Officer

PURCHASER: UBS O’CONNOR LLC f/b/o O’Connor Global Convertible Arbitrage Master Limited
Purchased Shares: 175,000
Purchase Price: US$1,312,500

By:	/s/ George Locasto
Name:	George Locasto
Title:	Managing Director

PURCHASER: PRESIDENT AND FELLOWS OF HARVARD COLLEGE
Purchased Shares: 800,000
Purchase Price: US$6,000,000

By:	Whipporwill Associates, Inc., as agent for the President and Fellows of Harvard College

By:	/s/ Shelley F. Greenhaus
Name:	Shelley F. Greenhaus
Title:	President

PURCHASER: ZLP MASTER OPPORTUNITY FUND, LTD.
Purchased Shares: 400,000
Purchase Price: US$3,000,000

By:	/s/ Stuart J. Zimmer
Name:	Stuart J. Zimmer
Title:	Investment Manager

PURCHASER: ST. THOMAS MORGAN STANLEY
Purchased Shares: 5,000
Purchase Price: US$37,500

By:	/s/ [illegible]
Name:
Title:

Exhibit A

Terms and Conditions of Registration Rights Agreement

Parties:	The Company and the Purchasers.

Filing and Effectiveness:	The Company shall use its reasonable best efforts to file with the Securities and Exchange Commission within 10 business days after the date of the Closing a “shelf” registration statement (the “Shelf Registration Statement”) to register the Purchased Shares pursuant to Rule 415 under the Securities Act. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act no later than 90 days after the date of the Closing.

Shelf Registration Maintenance:	The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act for at least two years or until the Purchasers have sold all of the Purchased Shares.

The Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, to comply in all material respects with the applicable requirements of the Securities Act, and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading.

Suspension Notice:	The Company may at any time furnish to the Purchasers a certificate signed by its chairman of the board, president, chief executive officer, chief financial officer or general counsel (a “Suspension Notice”) stating that in his or her good faith judgment following consultation with the Company’s outside securities counsel, the filing of an amendment or supplement to the Shelf Registration Statement or a document incorporated by reference therein is necessary in order to ensure that the Shelf Registration

Statement conforms in all material respects to the requirements of the Securities Act and does not contain an untrue statement or a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Upon receipt of a Suspension Notice, each Purchaser receiving such Suspension Notice shall immediately cease selling any Purchased Shares pursuant to the Shelf Registration Statement and shall discontinue use of any prospectus contained in the Shelf Registration Statement until such Purchaser has received written notice from the Company that the Suspension Notice is no longer in effect.

The Company may delay amending or supplementing the Shelf Registration Statement if the Company determines in good faith following consultation with the Company’s outside securities counsel that the Company has pending or in process a material transaction, the disclosure of which would materially and adversely affect the Company or the market for its securities, or if the Company has undisclosed material information that it has a bona fide business reason for preserving as confidential. The Company’s right to delay amending or supplementing the Shelf Registration Statement shall not be exercisable more than twice in any period of 12 consecutive months and the suspended period shall not last more than 90 days in any period of 12 consecutive months. The suspended period also shall not last more than 45 days in any three-month period and the Company shall not be entitled to exercise its right to delay amending or supplementing the Shelf Registration Statement during the 60 days following the effective date of the Shelf Registration Statement.

Expenses:	The Company shall bear all of its expenses incurred in connection with the performance of the Company’s obligations under the Registration Rights Agreement, including, without limitation, filing fees with the Commission and in connection with any state securities and blue sky qualifications, legal and accounting fees and printer costs.

Lock-Up:	Each Purchaser will not at any time prior to February 15, 2005, without the Company’s prior written consent, directly or indirectly, sell any Purchased Shares, other than in a sale that is exempt from the registration requirements of the Securities Act. In addition, each Purchaser will not, prior to January 15, 2005, without the Company’s prior written consent, directly or indirectly, establish a put equivalent position with respect to any Purchased Shares held by such Purchaser.

No Inconsistent Agreement:	The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that conflicts with the provisions of the Registration Rights Agreement or would be inconsistent with the terms of the Registration Rights Agreement.

Governing Law:	New York.

Exhibit B

Payment Instructions

Ref:	JP Morgan Chase
ABA Number:	021000021
A/C Number:	140080102
N/O:	Lazard Frères & Co., LLC
FFC:	Each Purchaser can specify its account number
Ref:	Terra Industries

Exhibit C

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE SECURITIES OR “BLUE-SKY” LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. IN ADDITION, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCK PURCHASE AGREEMENT, DATED DECEMBER 13, 2004, BETWEEN TAURUS INVESTMENTS S.A. AND THE PURCHASERS NAMED THEREIN, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.